UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2010 (August 4, 2010)
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50056	05-0527861

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Stone Road Kilgore, TX	75662

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (903) 983-6200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 4, 2010, Martin Midstream Partners L.P. (“MMLP”) issued a press release reporting its financial results for the quarter ended June 30, 2010.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report and will be published on MMLP’s website at www.martinmidstream.com. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
As previously reported, on Thursday, August 5, 2010, at 8:00 a.m. Central Time, MMLP will hold an investors’ conference call to discuss MMLP’s financial results for the second quarter ended June 30, 2010. The supplemental financial data, including certain non-generally accepted accounting principles financial measures, that will be discussed during the investors’ conference call is included in the above referenced press release.
Item 8.01. Other Events.
On August 4, 2010, MMLP also announced that it has entered into an agreement to acquire two shore-based marine terminals from Martin Resource Management Corporation, the owner of MMLP’s general partner, in the above referenced press release.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 4, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC,
Its General Partner

Date: August 4, 2010	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated August 4, 2010.